UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2026

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 11, 2026, Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Adial”), acquired Azora Therapeutics, Inc., a Delaware corporation (“Azora”), in accordance with the terms of the Agreement and Plan of Merger, dated June 11, 2026 (the “Merger Agreement”), by and among the Company, Adial Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Adial Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Azora. Pursuant to the Merger Agreement, First Merger Sub merged with and into Azora, pursuant to which Azora was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger” and the effective time of the First Merger, the “First Effective Time”). Immediately following the First Merger, Azora merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger (the “Merger Closing”), in exchange for the outstanding shares of capital stock of Azora immediately prior to the effective time of the First Merger, the Company issued to the stockholders of Azora an aggregate of (i) 437,474 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), and (ii) 12,930.617 shares of its Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) (as described below), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below.

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K (this “Current Report”), which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by the holders thereof immediately prior to the First Effective Time remain outstanding and unaffected by the Merger. Immediately following the consummation of the Merger, but prior to giving effect to the Financing (as defined below) and the Azora Note Exchange (as defined below), assuming the conversion of all of the shares of Series A Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (without giving effect to any beneficial ownership limitations), pre-Merger equityholders of the Company hold approximately 13.1% of the issued and outstanding shares of Common Stock and former equityholders of Azora hold approximately 86.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis.

Pursuant to the terms of the Merger Agreement, each option to purchase Azora common stock that was outstanding immediately prior to the First Effective Time was assumed by the Company and was converted into an option to purchase shares of Common Stock (collectively, the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until the Assumed Option Exercise Proposal (as defined below) is approved by the Company’s stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 1,177,782 shares of Common Stock.

Pursuant to the Merger Agreement, the Purchase Agreement (as defined below) and the Exchange Agreements (as defined below), the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration (i) the approval, in accordance with certain of the rules of the Nasdaq Stock Market, LLC (“Nasdaq”) of the conversion of the Series A Preferred Stock into shares of Common Stock (the “Conversion Proposal”); (ii) the approval in accordance with certain of the rules of Nasdaq of the exercise of the Assumed Options (the “Assumed Option Exercise Proposal”); (iii) the approval in accordance with certain of the rules of Nasdaq of the exercise of the pre-funded warrants to purchase up to an aggregate of 11,780,948 shares of Common Stock (collectively, the “Initial Closing Pre-Funded Warrants”) issued to the PIPE Investors (as defined below) and the Azora Noteholders (as defined below) at the initial closing of the Financing and Note Exchange into shares of Common Stock (the “Initial Closing Proposal”); (iv) the approval in accordance with certain of the rules of Nasdaq of the exercise of the pre-funded warrants to purchase up to an aggregate of 11,780,948 shares of Common Stock (the “Milestone Pre-Funded Warrants”) and common warrants to purchase up to 11,780,948 shares of Common Stock (collectively, the “Milestone Incentive Warrants” and, together with the Initial Closing Pre-Funded Warrants and the Milestone Pre-Funded Warrants, the “Warrants”) that may be issued to PIPE Investors and the Azora Noteholders at the milestone closings pursuant to the terms of the Purchase Agreement and the Note Exchange Agreements, respectively, if any, into shares of Common Stock (the “Milestone Closing Proposal”); (v) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Change in Control Proposal”); (vi) if deemed necessary or appropriate, the amendment of the Company’s certificate of incorporation to authorize sufficient shares of Common Stock for the conversion of the Series A Preferred Stock and exercise of the Assumed Options issued pursuant to the Merger Agreement and the exercise of the Warrants to the PIPE Investors and the Azora Noteholders pursuant to the Purchase Agreement and Note Exchange Agreements (the “Charter Amendment Proposal” and, together with the Conversion Proposal and the Change in Control Proposal, the “Company Stockholder Matters”); (vii) to the extent deemed necessary, the amendment of the Company’s certificate of incorporation to effectuate a reverse stock split of all outstanding shares of Common Stock at a reverse stock split ratio to be reasonably determined by the Company for the purpose of maintaining compliance with Nasdaq listing standards; and (viii) the approval of a new 2026 Equity Incentive Plan of the Company, which will provide for new awards for a number of shares of Common Stock not exceeding 10% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and subject to approval by the board of directors of the Company (the “Board”), and which will include an annual increase pursuant to an “evergreen” provision providing for an annual increase of up to 5% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase, and the approval of a new 2026 Employee Stock Purchase Plan, with a total pool of shares of Common Stock not exceeding 1% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and which shall include an annual increase pursuant to an “evergreen” provision providing for an annual increase of up to 1% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase (matters contemplated in items (i) to (viii) collectively, the “Meeting Proposals”); and (ix) to make such other changes as may be mutually agreed by the Company and Azora. In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

The Board unanimously approved the Merger Agreement and the related transactions and agreements, and the consummation of the Merger did not require the approval of the Company’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

The issuance of the shares of Common Stock and Preferred Stock issued to Azora stockholders pursuant to the Merger Agreement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), promulgated thereunder, as a transaction by an issuer not involving a public offering.

The Merger Agreement has been included as an exhibit to this Current Report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Azora. The Merger Agreement contains representations, warranties and covenants that the Company and Azora made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Azora, and may be subject to important qualifications and limitations agreed to by the Company and Azora in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Azora on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Azora entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s officers and directors (solely in their capacity as stockholders). The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Company stockholders’ meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit D to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain of the officers, directors and stockholders of Azora as of immediately prior to the Merger, and certain of the directors and officers of the Company as of immediately prior to the Merger entered into lock-up agreements (the “Lock-up Agreements”) with the Company and Azora, pursuant to which each such officer, director and stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock, or any securities convertible, exercisable or exchangeable for Common Stock, held by each such officer, director or stockholder at the Merger Closing (other than in accordance with the terms of the Merger Agreement).

In addition to the foregoing, the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) contains additional lock up restrictions with respect to the shares of Series A Preferred Stock issued to Azora stockholders as consideration in the Merger and the shares of Common Stock issuable upon conversion thereof, which restrictions are discussed in further detail below.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference.

The Financing

On June 11, 2026, in connection with and as a condition to closing of the Merger, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors, in a private placement transaction, (i) at the initial closing (the “Initial Closing”) Initial Closing Pre-Funded Warrants to purchase an aggregate of 9,749,345 shares of Common Stock, at a price of $2.7489 per Initial Closing Pre-Funded Warrant (the “Purchase Price”), for an aggregate purchase price of $26.8 million; and (ii) at one or more subsequent closings (each, a “Milestone Closing”), Milestone Pre-Funded Warrants to purchase up to 9,749,345 an aggregate of shares of Common Stock and Milestone Incentive Warrants to purchase up to an aggregate of 9,749,345 shares of Common Stock, at a combined price equal to the Purchase Price per Milestone Pre-Funded Warrant and Milestone Incentive Warrant, for an aggregate purchase price of up to $26.8 million (collectively, the “Financing”).

The Initial Closing is expected to close on or about June 12, 2026. The net proceeds to the Company from the Initial Closing is expected to be approximately $25.3 million, after deducting placement agent fees and the payment of other offering expenses associated with the Financing that were payable by the Company.

Pursuant to the Purchase Agreement, upon achievement of either of the following events (each, a “Milestone Event), the Company shall provide written notice to each of the PIPE Investors of such Milestone Event (the “Milestone Event Notice” and the date the Milestone Closing Notice is delivered, the “Milestone Event Notice Date”):

1.	the Company’s public announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the SEC, that the first human has been dosed with AT177 in a Phase 1 clinical trial (in an SAD/MAD study)or acceptance of the IND (meaning 30 days past IND submission with no clinical hold); or

2.	the achievement of a VWAP per share of the Common Stock equal to or greater than 400% of the Purchase Price (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Agreement) measured during any 10 consecutive Trading Days during any 30 Trading Day period.

Regardless of whether a Milestone Event has occurred, each PIPE Investor shall have the right to complete one or more additional purchases of Milestone Pre-funded Warrants and Milestone Incentive Warrants at additional closings (each such additional closing, a “Milestone Closing”) at any time following the Initial Closing Date and prior to the date that is 30 calendar days following the Milestone Event Notice. Pursuant to the Purchase Agreement (the “Milestone Funding Period Expiration”), at a Milestone Closing, the Company agreed to sell, and each such participating PIPE Investor, severally and not jointly, has the right, but not the obligation to purchase, a number of Milestone Pre-funded Warrants and Milestone Incentive Warrants (collectively, the “Milestone Warrants”) based on the pro rata amount of their investment in the Initial Closing; provided, however, that in the event a PIPE Investor exercises, prior to such PIPE Investor completing a Milestone Closing, any of the Initial Closing Pre-funded Warrants for shares of Common Stock, such PIPE Investor will only be eligible to participate in a Milestone Closing to purchase that percentage of Milestone Warrants that is equal to the quotient obtained by dividing (i) the number of such PIPE Investor’s Initial Closing Pre-funded Warrants that remain unexercised and held by the PIPE Investor by (ii) the total number of such PIPE Investor’s Initial Closing Prefunded Warrants.

Each Initial Closing Pre-Funded Warrant and each Milestone Pre-Funded Warrant (collectively, the “Pre-Funded Warrants”) will have an exercise price per share of Common Stock equal to $0.001, will never expire until fully exercised, and, subject to receipt of stockholder approval of the Financing Initial Closing Proposal and Financing Milestone Closing Proposal, as applicable, and certain beneficial ownership limitations and other limitations, will be immediately exercisable from the date of stockholder approval for one share of Common Stock. The Milestone Incentive Warrants will have an exercise price per share of Common Stock equal to the Purchase Price, will expire five years from the date of issuance, and, subject to receipt of stockholder approval of the Financing Initial Closing Proposal and Financing Milestone Closing Proposal, as applicable, and certain beneficial ownership limitations and other limitations, will be immediately exercisable from their date of stockholder approval for one share of Common Stock.

The Warrants may not be exercised by the holders thereof unless and until the Company receives stockholder approval of the Financing Initial Closing Proposal and Financing Milestone Closing Proposal, as applicable to the respective Warrants. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% or up to 19.99%, at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), which percentage may be increased or decreased at the holder’s election, not to exceed 19.99%. Any increase to the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

Pursuant to the Purchase Agreement, subject to certain exceptions, from the Initial Closing Date until the date that is ten business days following the later of (i) the Milestone Funding Period Expiration (or, if earlier, the date on which all PIPE Investors have (x) closed their Milestone Closing or (y) have lost their right to participate in a Milestone Closing) and (ii) provided that a resale registration statement covering the shares of Common Stock underlying the Initial Closing Pre-funded Warrants is effective, the Shareholder Approval Date (as defined in the Form of Pre-funded Warrant), the Company shall not, without the prior written consent of the PIPE Investors holding a majority of the then-outstanding Pre-funded Warrants, issue shares of Common Stock or common stock equivalents at a price per share of Common Stock that is less than $4.25.

Wendy Young, who was appointed as a director of the Company in connection with the Merger, as discussed in further detail in Item 5.02 below, is participating in the Financing and agreed to purchase Initial Closing Pre-Funded Warrants to purchase 36,378 shares of Common Stock for an aggregate purchase price of $100,000 at the Initial Closing.

Lucid Capital Markets, LLC (“Lucid”) served as the Company’s exclusive placement agent in connection with the Financing pursuant to an engagement agreement (the “Engagement Agreement”), dated April 23, 2026 and amended on June 11, 2026, entered into between the Company and Lucid, pursuant to which Lucid is entitled to receive (i) a cash fee equal to 5.0% of the aggregate gross proceeds of the Initial Closing of the Financing, provided that Lucid is only entitled to receive a cash fee equal to 2.5% of the aggregate gross proceeds raised from certain investors.

The issuance of the Warrants to the PIPE Investors will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

The foregoing summary of the Purchase Agreement, the Pre-Funded Warrants to be issued to the PIPE Investors and the Milestone Incentive Warrants to the issued to the PIPE Investors does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Purchase Agreement, Pre-Funded Warrant (Financing) and Common Warrant (Financing), copies of which are filed as Exhibits 10.2, 4.1 and 4.2 to this Current Report, and are incorporated by reference herein.

Azora Note Exchange

Pursuant to the terms of the Merger Agreement, upon the Merger Closing, the Company agreed to guaranty the payment of $5.5 million in principal amount of amended and restated convertible promissory notes issued by Azora (the “Azora Notes”) to certain individuals (collectively, the “Azora Noteholders”). On June 11, 2026, the Company entered into exchange agreements (the “Exchange Agreements”) with the Azora Noteholders to extinguish the payment guarantee and retire the Azora Notes in exchange for Initial Closing Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Common Stock (the “Azora Note Exchange”). As a result of the Azora Note Exchange, all such Azora Notes have been deemed to be repaid in full and all outstanding obligations thereunder have been extinguished.

Pursuant to the Exchange Agreements, the Azora Noteholders are entitled to participate in Milestone Closings to purchase Milestone Pre-Funded Warrants to purchase up to an aggregate of 2,031,603 shares of Common Stock and Milestone Incentive Warrants to purchase up to an aggregate of 2,031,603 shares of Common Stock, at a combined price equal to the Purchase Price, on substantially the same terms as the PIPE Investors under the Purchase Agreement.

The issuance of the Warrants to the Azora Noteholders in accordance with the Exchange Agreements was, and to the extent not issued, will be, exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

The foregoing description of the Exchange Agreements, the Pre-Funded Warrants issued to the Azora Noteholders and the Milestone Incentive Warrants to the issued to the Azora Noteholders does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Exchange Agreement, Pre-Funded Warrant (Note Exchange) and Common Warrant (Note Exchange), copies of which are filed as Exhibits 10.2, 4.3 and 4.4 to this Current Report, and are incorporated by reference herein.

Following the consummation of the Initial Closing of the Financing, the consummation of the Azora Note Exchange and the consummation of the Merger, assuming the full exercise of the Initial Closing Pre-Funded Warrants issued to the Azora Noteholders in the Azora Note Exchange into shares of Common Stock and the full exercise of the Initial Closing Pre-Funded Warrants issued to the Pipe Investors at the Initial Closing of the Financing into shares of Common Stock, and further assuming the conversion of all shares of Series A Preferred Stock issued to Azora stockholders pursuant to the Merger Agreement into shares of Common Stock (in each case, without giving effect to any beneficial ownership limitations), pre-Merger equityholders of the Company will hold approximately 7.7% of the issued and outstanding shares of Common Stock, former equityholders of Azora will hold approximately 51.0% of the issued and outstanding shares of Common Stock, former Noteholders of Azora will hold approximately 7.1% of the issued and outstanding shares of Common Stock, and the PIPE Investors will hold approximately 34.2% of the issued and outstanding shares of Common Stock, on a fully diluted basis.

Registration Rights Agreement

In connection with the closing of the Merger, Financing and Note Exchange, and as a condition to closing of the Merger, on June 11, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the several investors signatory thereto. Pursuant to the Registration Rights Agreement, the Company agreed, as promptly as practicable following the Initial Closing (and in any event within 80 days following the Initial Closing Date), to prepare and file with the SEC, a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) (the “Initial Registration Statement”) to register for resale of the shares of Common Stock issued pursuant to the Merger Agreement, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued pursuant the Merger Agreement, the shares of Common Stock issuable upon exercise of the Initial Closing Pre-Funded Warrants and any other Warrants that will be issued to the PIPE Investors pursuant to the Purchase Agreement and the Azora Noteholders pursuant to the Note Exchange Agreements prior to filing such registration statement. Additionally, following the date on which the purchase price paid by investors and Azora Noteholders in connection with all Milestone Closings for which the underlying shares have not yet be registered equals $5,000,000 in the aggregate (the “Initial Milestone Registration Trigger Date”), and thereafter, following the date on which the aggregate purchase price paid by the investors and Azora Noteholders in connection with all additional Milestone Closings after the Initial Milestone Registration Trigger Date, for which the underlying shares have not yet be registered equals or exceeds $3,000,000 in the aggregate (together with the Initial Milestone Registration Trigger Date, each a “Milestone Registration Trigger Date”), the Company agreed, as promptly as practicable following the applicable Milestone Registration Trigger Date (and in any event within 30 days following such Milestone Registration Trigger Date), to prepare and file with the SEC, an additional registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) (each such additional registration statement, a “Milestone Registration Statement”) to register for resale all shares of Common Stock underlying the Warrants issued pursuant to such applicable Milestone Closings not already registered. The Company further agreed to use its reasonable best efforts to have (i) the Initial Registration Statement declared effective by (a) no later than 120 calendar days following the earlier of the initial filing date of the Initial Registration Statement or the applicable filing deadline, if the SEC notifies the Company that it will not review the Initial Registration Statement and (b) no later than the 150th calendar day following the initial filing deadline of the Initial Registration Statement or the applicable filing deadline, if the SEC notifies the Company that it will review the Initial Registration Statement; and (ii) each Milestone Registration Statement declared effective by no later than the earlier of (a) the 60th calendar day following the earlier of the initial filing date of the Milestone Registration Statement or the applicable filing deadline, if the SEC notifies the Company that it will review the Milestone Registration Statement and (b) the 5th business day after the SEC notifies the Company that it will not review the Milestone Registration Statement or that it is not subject to further review.

If a registration statement required to be filed by the Company with the SEC pursuant to the Registration Rights Agreement has not been filed with the SEC by the applicable filing deadline or declared effective by the SEC by the applicable effectiveness deadline, or after any such registration statement has been declared effective by the SEC sales cannot be made pursuant to such registration statement for any reason (subject to limited exceptions), then the Company will be required to make pro rata payments to each investor then holding registrable securities covered by such registration statement, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such investor for such registrable securities then held by such investor for each 30-day period or pro rata for any portion thereof during which the failure continues, not to exceed 5.0% of the aggregate purchase price paid by such investors.

The Company has also agreed to, among other things, indemnify the signatories to the Registration Rights Agreement, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report, and is incorporated by reference herein.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On June 11, 2026, the Company completed its acquisition of Azora. The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report regarding the Company’s guarantee of the payment of the Azora Notes upon closing of the Merger is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report with respect to the sale and issuance of the 437,474 shares of Common Stock issued pursuant to the Merger Agreement, the 12,930.617 shares of Series A Preferred Stock issued pursuant to the Merger Agreement that are convertible into 12,930,617 shares of Common Stock and the Warrants issued or to be issued pursuant to the Financing and/or Note Exchange that are exercisable for up to an aggregate of 35,342,844 shares of Common Stock, including those Initial Closing Pre-funded Warrants to be sold and issued at the Initial Closing and those Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be sold or issued in Milestone Closings in accordance with the Purchase Agreement and Note Exchange Agreements, as well as the Conversion Shares and Warrant Shares issuable or to be issuable upon conversion or exercise of the foregoing (collectively, the “Securities”), as applicable, is incorporated by reference into this Item 3.02.

With respect to the Securities that have already been issued and sold, such Securities were offered and sold, and with respect to such Securities that will be issued and sold, such Securities will be offered and sold, in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. The Securities that have already been issued and sold have not been, and to the extent the securities have not yet been issued will not be, registered under the Securities Act or applicable state securities laws and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, the Securities or any other securities of the Company.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Fees

On June 11, 2026, upon closing of the Merger, each director of the Company immediately prior to the First Effective Time will receive cash payment of $30,000.

Resignation of Director

In connection with the Merger, effective as of the First Effective Time, Tony Goodman resigned as a Class I Director of the Company. Mr. Goodman did not resign as a result of any disagreements with the Board or the Company.

Appointment of Directors and Chief Development Officer

On June 11, 2026, in connection with the Merger, effective immediately after the First Effective Time, Matt Davidson, Ph.D., was appointed to the Board as a Class I Director, to fill the vacancy created by the resignation of Mr. Goodman, with a term expiring at the Company’s 2028 Annual Meeting of Stockholders, and Wendy B. Young, Ph. D. was appointed to the Board as a Class III Director, filling a standing vacancy on the Board, with a term expiring at the Company’s 2027 Annual Meeting of Stockholders. On June 11, 2026, effective immediately after the First Effective Time, Dr. Davidson was also appointed as the Company’s Chief Development Officer. Dr. Davidson and Dr. Young were not appointed as a member to any Committee of the Board.

Matt Davidson (age 42) was appointed as the Company’s Chief Development Officer and member of the Board effective as of immediately after the First Effective Time. Prior to the Merger Closing, Dr. Davidson served as the Chief Executive Officer, Co-Founder and Chairman of the Board of Directors of Azora since its inception in March 2019. From August 2013 until December 2017, he served as the Chief Executive Officer, Founder and Chairman of the Board of Directors of Verrica Pharmaceuticals, Inc., a Nasdaq-listed company, where he invented and developed the first FDA-approved drug for the skin disease molluscum contagiosum. Dr. Davidson holds a Ph.D. in Immunology from Stanford University School of Medicine and a B.A. in Molecular and Cell Biology from the University of California, Berkeley.

Wendy P. Young (age 60) was appointed as a member of the Board effective as of immediately after the First Effective Time. Since July 2021 she has served as President of BioPharma Discovery, LLC, where she provides scientific advisory services and expert witness services, and she has also served as a Senior Advisor to GV (Google Ventures), focused on life science company creation and investments, since January 2023. Additionally, she has served as a Senior Advisor to YK Bioventures since 2024 and currently serves as an independent board director of Rapport Therapeutics, Terray Therapeutics, Shenandoah, Genuiti, BioIntervene, and Think Bioscience. Dr. Young previously served as an Executive Partner at MPM Capital and as interim Chief Executive Officer and Chief Scientific Officer of a stealth oncology small molecule platform company from September 2021 to September 2023. Before joining MPM Capital, Dr. Young spent 15 years at Genentech, a member of the Roche group, where she most recently served as Senior Vice President, Small Molecule Drug Discovery from January 2018 to September 2021. In that role, she led a department of approximately 900 internal and external scientists across chemistry, cheminformatics, biochemical pharmacology, drug metabolism and pharmacokinetics, and small molecule pharmaceutical sciences, and she served as an executive member of Genentech’s research and development leadership team. Dr. Young earned a Ph.D. in Chemistry from Princeton University in 1993 and a B.A./M.S. in Chemistry, cum laude, from Wake Forest University in 1989.

Each of Dr. Davidson and Dr. Young will receive the standard compensation available to the Company’s current directors. Dr. Young will also receive an option grant to purchase 25,666 shares of Common Stock on the second trading day after public announcement of the Merger, which shall have an exercise price equal to the closing price of the Common Stock on the second trading day after public announcement of the Merger, shall have a term of ten years from the date of grant, and shall not be exercisable unless and until the Company amends its 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder by a sufficient number of shares to permit the exercise of such grant, at which time the options shall vest as to a number of shares of Common Stock equal to the result obtained by multiplying 25,666 by a fraction the numerator of which is the number of whole months between the date of grant and the date of such stockholder approval (the “Pre-Stockholder Approval Months”) and the denominator of which is 36 and thereafter the balance of the grant shall vest pro rata on a monthly basis over a number of months equal to the difference between 36 and the number of Pre-Stockholder Approval Months; provided, however, that in the event that such amendment to the 2017 Plan is not approved by the Company’s stockholders one or before the one-year anniversary of such grant, such grant shall be forfeited and cancelled in full.

Except as described in the Merger Agreement, there are no arrangements or understandings between Dr. Davidson and any other person pursuant to which he was appointed as a director of the Company. There are no arrangements or understandings between Dr. Young and any other person pursuant to which she was appointed as a director of the Company. Except as described above and below, Dr. Davidson and Dr. Young are not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with Dr. Davidson’s appointment as a director of the Company and as the Company’s Chief Development Officer and Dr. Young’s appointment as a director, on June 11, 2026, the Company and each of Dr. Davidson and Dr. Young entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026.

Executive Officers

Appointment of Dr. Davidson and Execution of Davidson Agreement

In accordance with the Merger Agreement, on June 11, 2026, effective immediately after the First Effective Time, Dr. Davidson was appointed as the Chief Development Officer of the Company. In connection with Dr. Davidson’s appointment as Chief Development Officer, the Company will enter into an employment agreement with Dr. Davidson (the “Davidson Agreement”), which shall be effective as of June 11, 2026 and shall remain in effect until terminated by either party pursuant to its terms. The Davidson Agreement provides for Dr. Davidson to serve as the Company’s Chief Development Officer following the closing of the Merger, reporting to the Company’s Chief Executive Officer and Board, and provides for an annual base salary of $609,120, provided that in the event that the Company raises an additional $20 million or similar significant financing, his annual base salary shall be increased to $648,000. Additionally, upon closing Dr. Davidson will receive a cash payment of $312,484.98 as payment for previously deferred salary. Under the Davidson Agreement, Dr. Davidson is eligible to receive an annual bonus with a target amount equal to 50% of his base salary, which will be awarded by the Board, in its discretion, based on the achievement of performance-based metrics established by the Compensation Committee of the Board (or in its absence, the Board) on an annual basis. Dr. Davidson may also receive, in the discretion of the Compensation Committee (or in its absence, the Board), equity awards under the Company’s then-current equity plan. The Davidson Agreement further provides that the Company will make a one-time inducement equity award to Dr. Davidson to be divided equally between restricted stock units (the “Davidson RSU Inducement Award”) and stock options to purchase Common Stock (the “Davidson Option Inducement Award” and together with the Davidson RSU Inducement Award, the “Davidson Inducement Awards”), to be granted one trading day following the announcement by the Company of the consummation of the Merger. The Davidson agreement provides that the aggregate number of shares underlying the Davidson Inducement Awards will be equal to 1.63% of the Company’s fully diluted shares of Common Stock outstanding following the consummation of the Merger, the Initial Closing of the Financing and Note Exchange (collectively, the “Transactions”), plus 1.63% of the number of shares of Common Stock that may be issued upon exercise of all Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be issued to the PIPE Investors and the Azora Noteholders in Milestone Closings pursuant to the Purchase Agreement and the Note Exchange Agreements, respectively. The Davidson Inducement Awards will vest (i) with respect to that number of shares subject to the Davidson Inducement Awards calculated as of closing of the Transactions, pro rata on a monthly basis over three years commencing on the one month anniversary of the effective grant date hereof and (ii) with respect to that number of shares subject to the Davidson Inducement Awards calculated based on the number of Milestone Warrants that may be issued pursuant to the Purchase Agreement and the Note Exchange Agreement, a pro rata portion of such awards will be subject to the same vesting included in (i) upon issuance by the Company of each Milestone Warrant, subject to catch up vesting for any awards that would have otherwise vested prior to issuance of such Milestone Warrants. The Davidson Option Inducement Award will have an exercise price equal to the closing price of the Common Stock on the first trading day after the public announcement of the Merger.

The Company may terminate the Davidson Agreement upon written notice to Dr. Davidson in the event of Disability (as defined in the Davidson Agreement) or for Cause (as defined in the Davidson Agreement), in which event the Company would have no further obligations under the Davidson Agreement, except for payment of any Accrued Obligations (as defined in the Davidson Agreement). Dr. Davidson’s employment automatically terminates upon his death, in which event the Company would have no further obligations under the Davidson Agreement, except for payment of any Accrued Obligations. The Company may terminate the Davidson Agreement without Cause immediately upon written notice of termination to Dr. Davidson, and in such event, in addition to payment of any Accrued Obligations due, subject to the Company’s receipt of a release from Dr. Davidson, Dr. Davidson is entitled to receive severance payments in an amount equal to Dr. Davidson’s base salary for a period of 12 months after the effective date of the termination and a COBRA subsidy coverage for up to 12 months.

Dr. Davidson may generally terminate his agreement by providing 30 days written notice to the Company, provided, that to terminate his agreement for Good Reason (as defined in the Davidson Agreement), he must first meet certain procedural requirements set forth in the Davidson Agreement. If Dr. Davidson terminates his employment for Good Reason, Dr. Davidson will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company without Cause.

If the Davidson Agreement is terminated by Dr. Davidson for Good Reason or by us without Cause (other than on account of Dr. Davidson’s death or Disability), then, in addition to the severance payments described above, Dr. Davidson will be afforded an additional 12 months of vesting credit with respect to the Davidson Inducement Awards and extension of the post-termination exercise period for all vested stock options until the earliest of (i) the 12-month anniversary of the date of termination, (ii) the original expiration date of the applicable option or (iii) the 10th anniversary of the applicable option’s grant date.

If the Davidson Agreement is terminated by Dr. Davidson for Good Reason or by us without Cause (other than on account of Dr. Davidson’s death or Disability) in the three months before or 12 months following a Change in Control (as defined in the Davidson Agreement), then Dr. Davidson will be entitled to receive severance payments in an amount equal to Dr. Davidson’s base salary for a period of 18 months after the effective date of the termination (or the Change in Control, if later), his target annual bonus, a COBRA subsidy for up to 18 months, and acceleration of all incentive equity awards, with any performance-based awards deemed earned at the greater of target or actual performance.

The Company expects to grant and issue as an inducement to Dr. Davidson’s employment with the Company the Davidson RSU Inducement Award, consisting of 424,446 restricted stock units, and the Davidson Option Inducement Award to purchase 424,447 shares of Common Stock on June 12, 2026. The Davidson RSU Inducement Award, and the Davidson Option Inducement Award will be granted, outside of, but subject to the terms of, the Company’s 2017 Plan, and pursuant to the terms of the applicable award agreements. The Davidson RSU Inducement Award was issued, and the Davidson Option Inducement Award will be issued, without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

Dr. Davidson has no family relationships with any of the executive officers or directors of the Company. Except as otherwise described in the Merger Agreement, there are no arrangements or understandings between Dr. Davidson and any other person pursuant to which he was appointed as an executive officer of the Company. Except as described above, Dr. Davidson is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Davidson Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Davidson Agreement, a copy of which will be filed as an exhibit to the next periodic report that the Company files with the SEC. Complete copies of the form of stock option grant notice and stock option agreement used for the Davidson Option Inducement Award and the restricted stock unit grant notice and restricted stock unit agreement used as for the Davidson RSU Inducement Award will also be filed as exhibits to the next periodic report that the Company files with the SEC.

Amendment and Restatement of Certain Executive Employment Agreements

On June 11, 2026, the Company amended the Amended and Restated Employment Agreement previously entered into with Cary J. Claiborne, its President and Chief Executive Officer (the “Claiborne EA Amendment”), the Employment Agreement previously entered into with Tony Goodman, its Chief Operating Officer (the “Goodman EA Amendment”), and the Employment Agreement previously entered into with Vinay Shah, its Chief Financial Officer (the “Shah EA Amendment” and, together with the Claiborne EA Amendment and the Goodman EA Amendment, the “EA Amendments”). The EA Amendments amended the severance provisions of the respective employment agreements to provide for the payments specified below upon a termination of employment without cause within twenty-four months after an “Execution Trigger” (as defined in the EA Amendments) and provide that amounts payable shall include: (i) the annual bonus earned by the executive for the immediately prior fiscal year to the extent unpaid, as if no such termination had occurred; (ii) the executive’s annual bonus target for the year in which the termination date occurs, multiplied by a fraction (A) the numerator of which is the number of days in the fiscal year that have transpired through the termination date and (B) the denominator of which is the number of days in such fiscal year, to be paid in cash on the first payroll date after the effective date of the release required by the EA Amendments to be delivered by the executives in favor of the Company (with all revocation periods having expired unexercised); (iii) for Mr. Claiborne, a lump sum payment equal to two times his base salary and the higher of his target annual bonus opportunity and the annual bonus paid to him with respect to the fiscal year immediately preceding the fiscal year in which such termination occurred, to be paid in cash on the first payroll date after the effective date of the release required by the agreement to be delivered by Mr. Claiborne in favor of the Company (with all revocation periods having expired unexercised) and in all events no later than 70 days after such termination and continuation of medical coverage for 24 months; and (iv) for Mr. Shah and Mr. Goodman, a lump sum payment equal to the executive’s annual base salary and the higher of executive’s target annual bonus opportunity and the annual bonus paid to executive with respect to the fiscal year immediately preceding the fiscal year in which such termination occurred, to be paid in cash on the first payroll date after the effective date of the release required by the agreement to be delivered by the executives in favor of the Company (with all revocation periods having expired unexercised) and in all events no later than 70 days after such termination and continuation of medical coverage for 12 months.

In addition, upon closing of the Merger on June 11, 2026, as compensation for additional duties performed in connection with evaluating the transactions described herein, Mr. Claiborne, Mr. Shah and Mr. Goodman also received a discretionary bonus equal to $508,820, $327,600 and $156,000, respectively.

The foregoing description of the EA Amendments do not purport to be complete and are qualified by reference to the full text of the Claiborne EA Amendment, Goodman EA Amendment and Shah EA Amendment, copies of which are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Employee Inducement Awards

On June 11, 2026, as inducements to entering into employment with the Company, the Board approved sign-on equity awards to an Azora employee who is expected to commence employment with the Company immediately following the Merger (collectively, the “Employee Inducement Awards”), in substantially the same form of awards granted to Dr. Davidson. The Employee Inducement Awards will consist of a one-time inducement equity award to such employees to be divided equally between restricted stock units (the “Employee RSU Inducement Awards”) and stock options to purchase Common Stock (the “Employee Option Inducement Awards” and together with the Employee RSU Inducement Awards, the “Employee Inducement Awards”), to be granted one trading day following the announcement by the Company of the consummation of the Merger. The aggregate number of shares underlying the Employee Inducement Awards will be equal to 0.51% of the Company’s fully diluted shares of Common Stock outstanding following the consummation of Transactions, plus 0.51% of the number of shares of Common Stock that may be issued upon exercise of all Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be issued to the PIPE Investors and the Azora Noteholders in Milestone Closings pursuant to the Purchase Agreement and the Note Exchange Agreements, respectively. The Employee Inducement Awards will vest (i) with respect to that number of shares subject to the Employee Inducement Awards calculated as of closing of the Transactions, pro rata on a monthly basis over three years commencing on the one month anniversary of the effective grant date hereof and (ii) with respect to that number of shares subject to the Employee Inducement Awards calculated based on the number of Milestone Warrants that may be issued pursuant to the Purchase Agreement and the Note Exchange Agreement, a pro rata portion of such awards will be subject to the same vesting included in (i) upon issuance by the Company of each Milestone Warrant, subject to catch up vesting for any awards that would have otherwise vested prior to issuance of such Milestone Warrants. The Employee Option Inducement Awards will have an exercise price equal to the closing price of the Common Stock on the second trading day after the public announcement of the Merger.

The Company expects to grant and issue as an inducement to the individual’s employment with the Company the Employee RSU Inducement Award, consisting of 132,802 restricted stock units, and the Employee Option Inducement Award to purchase 132,802 shares of Common Stock on June 12, 2026. The Employee Inducement Awards will be issued without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, the Employee Inducement Awards will be made only to individuals who are commencing employment with the Company or a subsidiary thereof and such grants were made in connection with his or her commencement of employment with the Company or such subsidiary and as an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the form of stock option grant notice and stock option agreement used for the Employee Option Inducement Award and Employee Inducement Award will be filed as an exhibit to the next periodic report that the Company files with the SEC. The Company will issue a press release with the information required by Nasdaq Listing Rule 5635(c)(4) regarding the Davidson Option Inducement Award and Employee Inducement Awards.

Termination of Chief Operating Officer

Mr. Goodman’s employment with the Company is expected to be terminated on or about 60 days following closing of the Merger. Upon such termination, and subject to his execution of a release, Mr. Goodman will be entitled to receive the severance payments and benefits set forth above under the Section of this Current Report titled “Amendment and Restatement of Certain Executive Employment Agreements.”

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2026, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation in connection with the Merger referenced in Item 1.01 above. The Certificate of Designation provides for the creation of the Company’s Series A Preferred Stock, designating 13,000 shares of the Company’s preferred stock as Series A Preferred Stock, and sets forth the terms applicable thereto, a summary of certain of which is set forth below.

Ranking. The Series A Preferred Stock ranks pari pasu with the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends. Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.

Voting. Except as otherwise provided in the Certificate of Designation or as otherwise required by the General Corporation Law of the State of Delaware, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (ii) issue further shares of Series A Preferred Stock or increase or decrease the number of authorized shares of Series A Preferred Stock, (iii) prior to the stockholder approval of the Company Stockholder Matters, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the stockholder approval of the Company Stockholder Matters, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series A Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay stockholder approval of the Company Stockholder Matters or the Automatic Conversion (as defined in the Certificate of Designation) or (iv) enter into any agreement with respect to any of the foregoing. Holders of shares of Common Stock acquired upon the conversion of shares of Series A Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares in connection with the Company Stockholder Matters in accordance with Rule 5635 of the listing rules of Nasdaq.

Transfer Restrictions. Subject to certain exceptions, holders of shares of Series A Preferred Stock and shares of Common Stock issued upon conversion of shares of Series A Preferred Stock (collectively, the “Locked Shares”) shall be subject to the following restrictions on transfer:

1.	1/3 of the Locked Shares held by each holder thereof shall not be transferred until the date that is 180 days after the Initial Closing;

2.	1/3 of the Locked Shares held by each holder thereof shall not be transferred until the date that is 180 days after the date that stockholder approval of the Company Stockholder Matters in obtained; and

3.	1/3 of the Locked Shares held by each holder thereof shall not be transferred until the date that is 180 days after the date that the Company issues the Milestone Event Notice.

Notwithstanding the foregoing, in no event shall any Locked Shares remain subject to the foregoing transfer restrictions after the Company’s issuance of the Milestone Event Notice.

Conversion. Following stockholder approval of the Company Stockholder Matters, each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations (the “Conversion Ratio”), including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, provided that following approval of the Nasdaq Listing Application (as defined in the Merger Agreement) and the Company Stockholder Matters, such beneficial ownership blockers may be waived by each holder of Series A Preferred Stock upon written notice to the Company to be effective on the 61st day following receipt of such notice. Following the earlier of (i) the third business day after the date that the Company Stockholder Matters are approved by the Company’s stockholders and (ii) solely for purposes of a cash settlement (as discussed below), the date that is 6 months after the initial issuance date of the Series A Non-Voting Preferred Stock, any shares of Series A Preferred Stock that remain outstanding may be converted, at the option of the holder thereof, into that number of shares equal to the Conversion Ratio.

Cash Settlement. If at any time after the earlier of (i) approval of the Company Stockholder Matters or (ii) six months after the initial issuance of the Series A Preferred Stock, the Company fails to deliver to the holder of the Series A Preferred Stock shares of Common Stock underlying such shares Series A Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares.

Liquidation. In the event of liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall rank on parity with holders of Common Stock as to the distributions of assets.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release announcing the Merger, the Financing and related transactions and made available Azora’s investor presentation to be used in general corporate communications and investor communications. Copies of the press release and presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report.

The information in Item 7.01 of this Current Report, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 to this Current Report, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward Looking Statements

Certain statements contained in this Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “designed to,” “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue,” “ongoing” or similar expressions, or the negative of such words, are intended to identify “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding the Company, Azora, the Financing and the Merger, including regarding the timing of the Initial Closing and Milestone Closings, if any, under the Purchase Agreement and Exchange Agreements, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; the expected grant and issuance of inducement awards to Mr. Davidson and other Azora employees; and expectations regarding or plans for the combined company’s pipeline, including its ongoing clinical trials and research and development programs. The Company has based these forward-looking statements on its current expectations and projections about future events. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include those above in this Current Report on Form 8-K and in the Company’s other filings with the SEC. Statements made herein are as of the date of the filing of this Current Report on Form 8-K with the SEC and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, the Company does not undertake, and it specifically disclaim, any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report. The Company intends to include such financial statements by amendment to this Current Report no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report. The Company intends to include such pro forma financial information by amendment to this Current Report no later than 71 calendar days after the date this Current Report is required to be filed.

(d)  Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated June 11, by and among Adial Pharmaceuticals, Inc., Adial First Merger Sub, Inc., Adial Second Merger Sub, LLC and Azora Therapeutics, Inc.
3.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated June 11, 2026.
4.1	Form of Pre-Funded Warrant (Financing).
4.2	Form of Warrant (Financing).
4.3	Form of Pre-Funded Warrant (Note Exchange).
4.4	Form of Warrant (Note Exchange).
10.1*	Form of Securities Purchase Agreement, dated as of June 11, 2026, by and among Adial Pharmaceuticals, Inc. and each investor listed on Exhibit A thereto.
10.2*	Form of Exchange Agreement, dated as of June 11, 2026, by and among Adial Pharmaceuticals, Inc. and each note holder listed on Exhibit A thereto.
10.3	Form of Registration Rights Agreement, by and among Adial Pharmaceuticals, Inc. and the investors signatory thereto.
10.4	Amendment to Amended and Restated Employment Agreement between Adial Pharmaceuticals, Inc. and Cary J. Claiborne, effective June 11, 2026.
10.5	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Tony Goodman, effective June 11, 2026.
10.6	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Vinay Shah, effective June 11, 2026.
99.1	Press Release issued on June 11, 2026.
99.2	Investor Presentation, dated June 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2026	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer